Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-249408), Registration Statement on Form F-3 (No. 333-258351) and Registration Statement on Post-Effective Amendment No. 2 to Form F-1 on Form F-3 (No. 333-240260) of Immatics N.V. of our report dated March 23, 2022 relating to the financial statements, which appears in this Form 20-F.

Stuttgart, Germany

March 23, 2022

PricewaterhouseCoopers GmbH

Wirtschaftsprüfungsgesellschaft

/s/ Dietmar Eglauer Wirtschaftsprüfer (German Public Auditor)	/s/ ppa. Jens Rosenberger Wirtschaftsprüfer (German Public Auditor)